April 28, 2004

Hemptown Clothing Inc.
1307 Venables Street
Vancouver, B.C.
V5L 2G1

Attention: Jason Finnis and Jerry Kroll

Dear Sirs:

HSBC Bank Canada (the "Bank") is pleased to offer the following amended credit facilities (the "Loan(s)") on the terms and conditions set out below. The terms and conditions contained in the Schedule are incorporated by reference into and form an integral part of this Facility Letter.

Borrower

Hemptown Clothing Inc. (the "Borrower").

1. **Operating Loan**

1.1 Amount:

CAD 250,000 demand revolving loan (the "Operating Loan").

1.2 Purpose:

To assist in financing the day-to-day operating requirements of the Borrower.

1.3 Availability:

Available by way of account overdraft, the Borrower shall ensure that the amount advanced and outstanding under the Operating Loan shall at no time exceed the Margin Requirement as calculated by the Bank described below.

1.4 Repayment:

All amounts outstanding under the Operating Loan shall be repaid on demand by the Bank and, unless and until otherwise demanded, interest shall be paid at the rate(s) set out below and in the manner provided in the attached Schedule.

1.5 Interest:

Interest shall be paid at the Bank's Prime Rate plus 1.5% per annum;

1.6 Fees:

The Borrower shall pay to the Bank:

(a) on the last day of each month, an administration fee of CAD200 [including the Bank's Business Internet Banking Services];

(b) an application fee of CAD1,500.

2. **Import Loan**

2.1 Amount:

CAD 250,000 demand revolving line (the "Import Loan") by way of a sub-limit of the Operating Loan.

2.2 Purpose:

To assist in financing the Borrower's import requirements.

2.3 Availability:

Available by issuance of sight or usance documentary credits in Canadian or U.S. currency (maximum usance period of 120 days). The Borrower shall ensure that the amount outstanding under the Import Loan shall at no time exceed the Margin Requirement as calculated by the Bank described below.

2.4 Repayment:

All amounts paid by the Bank under the documentary credits shall be repaid and all liabilities of the Bank under the documentary credits shall be satisfied by the Borrower on demand by the Bank and, unless and until otherwise demanded, drawings under the documentary credits shall be paid by the Borrower as they become due.

2.5 Interest and Fees:

Fees for collections and for documentary credits shall initially be payable as set out in the attached Schedule, but shall vary as stipulated by the Bank following its periodic review of the Import Loan.

Interest on any amount drawn under the documentary credits in Canadian dollars or U.S. dollars shall be payable at the rate and in the manner set out under the "Interest" section above relating to the Operating Loan.

3. **Margin Requirement**

In addition to ensuring that no Loan exceeds its loan amount, as set out in this Facility Letter, the Borrower shall ensure that the aggregate Canadian Dollar Equivalent of:

(a) the amount advanced and outstanding under the Operating Loan;

(b) 25% of the aggregate face amount of documentary credits issued but not accepted under the Import Loan;

(c) 100% of the aggregate face amount of all other documentary credits issued and outstanding under the Import Loan (including accepted documentary credits under usance terms); and

shall at no time exceed the Margin Requirement, being the aggregate of:

(d) 80% of Insured Receivables; less

(e) Priority Claims.

4. **Security**

4.1 Security Documents:

The liability, indebtedness and obligations of the Borrower under the Loan(s) and this Facility Letter shall be evidenced, governed and secured, as the case may be, by the following documents (the "Security Documents") completed in form and manner satisfactory to the Bank's or its solicitors:

On Hand:

(a) line of credit by way of current account overdraft agreement executed by the Borrower (the Operating Loan);

(b) general security agreement creating a first priority security interest in all present and after acquired personal property of the Borrower and a floating charge over all of the Borrower's present and after acquired real property;

(c) Section 427 *Bank Act* security including all supporting and ancillary forms of the Bank creating a first priority charge on the Borrower's assets;

(d) the Bank's standard documentation in connection with its issuance of documentary credits including a trade financing general agreement, executed by the Borrower (Import Loan);

(e) assignment/endorsements by the Borrower to the Bank of an Accounts Receivable insurance policy in amounts and from an insurer acceptable to the Bank, showing the Bank as first loss payee by way of standard endorsement ;

To Be Obtained:

(f) assignment to the Bank of all risk marine cargo insurance held by the Borrower (Import Loan);

(g) all supporting certificates and opinions as the Bank may reasonably require;

(h) such other documents as the Bank may reasonably request in order to register or otherwise perfect the documents listed above.

4.2 Registration:

The Security Documents will be registered in all jurisdictions and at all registries or public office as the Bank may determine necessary or beneficial to perfect or protect its interest under the Security Documents. The Security Documents shall rank in priority to all other mortgages, charges, liens, encumbrances and security interests unless otherwise specifically agreed to in writing by the Bank.

5. **Borrower's Covenants and Conditions**

The Borrower covenants and agrees with the Bank that, so long as any portion of the Loan(s) or any indebtedness or liabilities of the Borrower under this Facility Letter remain outstanding, it shall not, without the prior written consent of the Bank:

(a) permit its ratio of debt to tangible net worth to at any time exceed 2.5 to 1 (intangible assets to be deducted from tangible net worth, and shareholder loans to be added to tangible net worth and deducted from debt, if postponed to the Bank);

(b) permit its ratio of current assets to current liabilities to at any time to be less than 1.2 to 1;

The Borrower agrees that the foregoing financial tests shall be calculated by the Bank using internally prepared financial statements of the Borrower or with such other statements as the Bank may agree to use from time to time.

7. **Financial Statements and Reports**

The Borrower shall deliver to the Bank the following:

(a) Monthly, within 20 days of each calendar month end:

(i) aged list of accounts receivable of the Borrower;

(ii) aged list of accounts payable of the Borrower;

(iii) internally-prepared profit and loss statements and balance sheet for the Borrower;

(iv) statement signed by a senior officer of the Borrower setting out the calculation of the Acceptable Receivables and Acceptable Inventory as at the preceding month end;

(b) Annually, within 90 days of the Borrower's fiscal year end:

(i) auditeded financial statements for the Borrower;

(ii) *pro forma* financial statements, cash flow statement and budget for the following fiscal year of the Borrower;

(c) Such additional financial statements and information as and when requested by the Bank.

8. **Periodic Review and Cancellation**

Without limiting the Bank's right to demand repayment of the Loan(s) at any time, the Loan(s) shall be subject to periodic review by the Bank as and when determined by the Bank in its discretion. Any unadvanced portion of the Loan(s) shall be cancelled upon demand being made by the Bank for repayment of the amount outstanding under the Loan(s).

9. **Acceptance**

The terms and conditions of this Facility Letter may be accepted by signing, dating and returning the enclosed duplicate copy of this Facility Letter signed by the Borrower to the Bank by 5:00 p.m. on April 30, 2004. Failing such acceptance, this offer shall be of no further force or effect.

Yours truly,
HSBC BANK CANADA

Michael Yeates Account Manager	Andrew Basford Assistant Vice President & Manager

The undersigned hereby acknowledges and agrees to the terms and conditions of this Facility Letter this ______day of ____________________________, 20___.

THE BORROWER:

Per: ________________________________

Per: ________________________________

SCHEDULE TO FACILITY LETTER
FROM HSBC BANK CANADA
TO HEMPTOWN CLOTHING INC.
DATED APRIL 28, 2004

This Schedule shall form part of the Facility Letter and the Loan(s) as described in the Facility Letter shall also be subject to the following terms and conditions:

I. Definitions

For the purpose of the Facility Letter, the following terms shall have the meanings indicated below:

"Acceptable Inventory" means the value, determined by the Bank from its review of the most recent financial statements and inventory declaration provided by the Borrower, based on the lower of cost and fair market value of all materials owned by the Borrower for resale or for production of goods for resale, excluding work in progress, and over which the Bank holds a first mortgage, first ranking transfer or first security interest, subject only to Priority Claims;

"Acceptable Receivables" means the aggregate of accounts receivable of the Borrower, determined by the Bank from the most recent financial statements and aged list of accounts receivable of the Borrower, over which the Bank holds a first assignment or first security interest, subject only to Priority Claims, from customers approved by the Bank and which have been outstanding for not more than 90 days from date of invoice, from which shall be excluded accounts receivable from affiliated corporations and accounts which are disputed by the Borrower's customers or are subject to set-off;

"Bank's Prime Rate" means the variable annual rate of interest established and adjusted by the Bank from time to time as a reference rate for purposes of determining rates of interest it will charge on loans denominated in Canadian dollars and which was 3.75% on April 22, 2004.

"Business Day" means a day upon which the Bank is open for business in the branch first above written;

"Canadian Dollar Equivalent" means at any time on any date in relation to any amount in a currency other than Canadian dollars, the amount of Canadian dollars required for the Borrower to purchase that amount of such other currency at the rate of exchange quoted by the Bank at or about 8:00 a.m. Pacific time on such date, including all premiums and costs of exchange;

"Facility Letter" means the letter from the Bank to the Borrower to which this Schedule is attached, together with this Schedule, and includes all amendments and replacements thereof;

"Governmental Authority" means any governmental, legislative, or regulatory authority, agency, commission, board or court, tribunal or other law, regulation or rule making entity having or purporting to have jurisdiction on behalf of any nation, province, or city;

"Insured Receivables" means those accounts receivable of the Borrower insured for payment by Export Development Canada or similar insurer approved by the Bank;